EXHIBIT 23.1

Monroe Shine
KNOWLEDGE FOR TODAY . . . VISION FOR TOMORROW 222 EAST MARKET STREET, P.O. BOX 1407, NEW ALBANY, INDIANA 47150 • PHONE: 812.945.2311 • FAX: 812.945.2603
We consent to the incorporation by reference in First Savings Financial Group, Inc.'s Registration Statements on Form S-8 (File Nos. 333-154417, 333-166430, 333-211554 and 333-260585) of our report dated June 29, 2022 contained in this Annual Report on Form 11-K of First Savings Bank Employees' Savings & Profit Sharing Plan for the year ended December 31, 2021.
/s/ Monroe Shine
New Albany, Indiana June 29, 2022